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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

================================================================================

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report: June 28, 1999                   Date of earliest event reported:
                                                       June 24, 1999


                          Boston Scientific Corporation
             (Exact name of Registrant as specified in its charter)


   Delaware                        1-11083                       04-2695240
(State or other                  (Commission                  (I.R.S. Employer
jurisdiction of                  File Number)               Identification No.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts               01760-1537
   (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:  (508) 650-8000

                             Exhibit Index on Page 2





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Item 5. Other Events

         On June 28, 1999, the Company issued a press release announcing that the United States District Court for the Northern District of California issued on June 22, 1999 and docketed on June 24, 1999 an order relating to a patent infringement suit filed by Advanced Cardiovascular Systems ("ACS") against Boston Scientific's Scimed subsidiary with respect to Scimed's BANDIT(TM) PTCA catheter. The court granted ACS's motions for summary judgment asserting the validity and infringement of ACS's patent. The court denied ACS's motion for summary judgment on the enforceability of its patent and Scimed's motions for summary judgment asserting the invalidity of, and Scimed's failure to willfully infringe, ACS's patent. Trial on the remaining issues is scheduled to commence in February 2000. ACS has not yet advanced damage contentions in the case and an estimate of damages cannot be made; however, if the Company is unsuccessful at trial and/or on appeal, monetary damages could reach a material level.

         The Company believes that it has several grounds on which to appeal the court's order and intends to do so. The Company continues to believe that it has meritorious defenses against the claims alleged in this litigation, and that ultimately an adverse outcome is not probable. Management believes that an accounting provision for this contingency is therefore unnecessary.

         Sales of the BANDIT(TM) PTCA catheter at issue in this case were approximately $190 million in 1996. Primarily due to the introduction of the Company's Ranger(TM) PTCA catheter products in September 1996, sales of the BANDIT(TM) PTCA catheter declined to approximately $155 million in 1997, $45 million in 1998 and have been insignificant in 1999. The Company's other products, including the Ranger(TM) catheter, are unaffected by this litigation.

         This Current Report on Form 8-K contains forward looking statements. The Company wishes to caution the reader of this information that actual results may differ from those discussed in the forward looking statements and may be adversely affected by, among other things, risks and uncertainties related to competitive offerings and new product launches, timing and scope of regulatory approvals, research and development programs, continued international expansion and foreign exchange fluctuations, intellectual property rights, the ability of the Company to implement its overall business strategy and other factors described in the Company's filings with the Securities and Exchange Commission.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


        Exhibit No.                    Exhibit Description
        -----------                    -------------------

         99.1                          Press release issued June 28, 1999




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        BOSTON SCIENTIFIC CORPORATION


Date: June 28, 1999                     By: /s/ Lawrence C. Best
                                            ----------------------------------
                                            Name: Lawrence C. Best
                                            Title: Senior Vice President -
                                                   Finance and Administration
                                                   And Chief Financial Officer




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                                INDEX TO EXHIBITS




       EXHIBIT NO.                        EXHIBIT DESCRIPTION
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       99.1                               Press release issued June 28, 1999